Exhibit 10.14

F21.241

Second Supplemental Agreement to a Secured Loan Facility Agreement dated 3 December 2013 as amended and supplemented pursuant to a First Supplemental Agreement dated 7 April 2015 and a Supplemental Letter dated 22 December 2015.

Dated:            8 June 2016

(1)          Baltic Tiger Limited
Baltic Lion Limited
(as Borrowers)

(2)          Genco Shipping & Trading Limited
(as New Guarantor and New Pledgor)

(3)          DVB Bank SE and others
(as Lenders)

(4)          DVB Bank SE
(as Agent)

(5)          DVB Bank SE
(as Security Agent)

Contents

		Page

1	Interpretation	2

2	Conditions	4

3	Representations	6

4	Amendments to Loan Agreement	6

5	Confirmations and Undertakings	10

6	Notices, Law and Jurisdiction	11

Schedule 1	The Lenders	12

Schedule 2	Effective Date Confirmation	13

Second Supplemental Agreement

Dated:         8 June 2016

Between:

(1)         Baltic Tiger Limited (“Baltic Tiger”) and Baltic Lion Limited (“Baltic Lion”), each a company incorporated according to the law of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)         Genco Shipping & Trading Limited, a company incorporated according to the law of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960, acting as guarantor and pledgor (the “New Guarantor”); and

(3)         the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together the “Lenders” and each a “Lender”); and

(4)         DVB Bank SE, acting as agent and arranger through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Agent”); and

(5)         DVB Bank SE, acting as security agent through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Security Agent”).

Supplemental to a secured loan agreement dated 3 December 2013 as amended and supplemented by a first supplemental agreement dated 7 April 2015 and a supplemental letter dated 22 December 2015 (together, the “Loan Agreement”) made between (amongst others) the Borrowers, the Lenders, the Agent and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding forty four million Dollars ($44,000,000).

Whereas:

(A)         At the date of this Second Supplemental Agreement the outstanding amount of the Loan is thirty seven million eight hundred and twelve thousand five hundred Dollars ($37,812,500).

(B)         The aggregate of the Fair Market Value of the Vessels and the value of any additional security for the time being provided to the Security Agent pursuant to clause 10.13 (Additional security) of the Loan Agreement should, at all times, not be less than one hundred and twenty five per cent (125%) of the amount of the Loan outstanding as required pursuant to clause 10.13 (Additional security) of the Loan Agreement. If a shortfall is to arise, the Borrowers and the New Guarantor are required to, within thirty (30) days of the Agent’s request, at the Borrowers’ option:

(1)          pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

(2)          give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion; or

(3)          prepay the Loan in the amount of the shortfall.

(C)         In order to avoid a potential breach of clause 10.13 (Additional security) of the Loan Agreement, the Borrowers have agreed to procure that additional security is provided to the Security Agent pursuant to clause 10.13.2 (Additional security) of the Loan Agreement and for this purpose the Security Parties and the Security Agent have agreed to amend the Loan Agreement and the Security Documents pursuant to the terms and subject to the conditions contained in this Second Supplemental Agreement.

It is agreed that:

1Interpretation

1.1In this Second Supplemental Agreement:

“Additional Security Documents” means this Second Supplemental Agreement, the Collateral Guarantees, the Second Mortgages, the Second Assignments, the Co- Assureds Assignments and any other agreement or document which may at any time be executed by any person as additional security for the payment of all or any part of the Indebtedness.

“Baltic Fox” means Baltic Fox Limited, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

“Baltic Fox Guarantee” means a guarantee and indemnity to be granted by Baltic Fox in favour of the Security Agent in form and substance acceptable to the Security Agent.

“Baltic Fox Second Assignment” means a second priority deed of assignment of the Insurances in respect of the Baltic Fox Vessel to be granted by Baltic Fox in favour of the Security Agent in form and substance acceptable to the Security Agent.

“Baltic Fox Second Mortgage” means a second preferred Marshall Islands mortgage over the Baltic Fox Vessel to be granted by Baltic Fox, as owner of the Baltic Fox Vessel, in favour of the Security Agent, as trustee for and on behalf of the Finance Parties, in form and substance acceptable to the Security Agent.

“Baltic Fox Vessel” means the motor vessel “BALTIC FOX” registered in the ownership of Baltic Fox under the laws and flag of the Republic of the Marshall Islands with IMO number 9397248 together with all her engines, machinery, boats, tackle, outfit, fuels, spares, consumable and other stores, belongings and appurtenances, whether on board or ashore, including any which may in the future be put on board or may in the future be intended to be used for the Baltic Fox Vessel if on shore.

“Baltic Hare” means Baltic Hare Limited, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

“Baltic Hare Second Assignment” means a second priority deed of assignment of the Insurances in respect of the Baltic Hare Vessel to be granted by Baltic Hare in favour of the Security Agent in form and substance acceptable to the Security Agent.

“Baltic Hare Guarantee” means a guarantee and indemnity to be granted by Baltic Hare in favour of the Security Agent in form and substance acceptable to the Security Agent.

“Baltic Hare Second Mortgage” means a second preferred Marshall Islands mortgage over the Baltic Hare Vessel to be granted by Baltic Hare, as owner of the Baltic Hare Vessel, in favour of the Security Agent, as trustee for and on behalf of the Finance Parties, in form and substance acceptable to the Security Agent.

“Baltic Hare Vessel” means the motor vessel “BALTIC HARE” registered in the ownership of Baltic Hare under the laws and flag of the Republic of the Marshall Islands with IMO number 9397236 together with all her engines, machinery, boats, tackle, outfit, fuels, spares, consumable and other stores, belongings and appurtenances, whether on board or ashore, including any which may in the future be put on board or may in the future be intended to be used for the Baltic Hare Vessel if on shore.

“Co-Assureds Assignments” means the assignments of Insurances in respect to the Collateral Vessels to be granted by each co-assured in the relevant Collateral Vessel’s Insurances in favour of the Security Agent in form and substance acceptable to the Security Agent.

“Collateral Guarantees” means together the Baltic Fox Guarantee and the Baltic Hare Guarantee.

“Collateral Owners” means together Baltic Fox and Baltic Hare.

“Collateral Vessels” means together the Baltic Fox Vessel and the Baltic Hare Vessel.

“Effective Date” means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred but which the Agent shall otherwise give promptly.

“Finance Parties” means the Agent, the Security Agent and the Lenders.

“Second Supplemental Agreement” means the agreement herein contained.

“Second Assignments” means together the Baltic Fox Second Assignment and the Baltic Hare Second Assignment.

“Second Mortgages” means together the Baltic Fox Second Mortgage and the Baltic Hare Second Mortgage.

“Security Parties” means all parties to this Second Supplemental Agreement other than the Finance Parties.

1.2          All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Second Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Second Supplemental Agreement as if it is set out in full.

1.3         The Agent and the Borrowers hereby designate this Second Supplemental Agreement as a Finance Document.

1.4         All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Second Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2           Conditions

2.1         As conditions for the agreement of the Finance Parties to the request specified in Recital (C) above and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1       an original duly notarised certificate from a duly authorised officer of each Security Party (a) confirming that none of the corporate documents delivered to the Agent pursuant to the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the relevant Security Party as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified, (b) if applicable, certifying that each document relating to it specified in Clauses 2.1.3 and 2.1.4 (if applicable) is correct, complete and in full force and (c) setting out the names of the directors and officers and details of sharecapital of each Security Party;

2.1.2      an original duly notarised certificate from a duly authorised officer of each Collateral Owner (a) attaching copies of the constitutional documents of the relevant Collateral Owner together with such other evidence as the Agent may reasonably require that each Collateral Owner is duly incorporated in its country of  incorporation and remains in existence with power to enter into, and perform its obligations under, the Additional Security Documents to which it is to become a party, (b) certifying that each document relating to it specified in Clauses 2.1.3 and 2.1.4 (if applicable) is correct, complete and in full force and (c) setting out the names of the directors and officers and details of sharecapital of each Collateral Owner;

2.1.3      an original, duly notarised resolution of the directors and a resolution of the shareholders of each Borrower and each Collateral Owner (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of the Additional Security Documents to which the relevant Borrower and Collateral Owner is a party and any document to be executed by that Borrower and Collateral Owner pursuant to this Second Supplemental Agreement;

2.1.4      if required, an original notarially attested and legalised power of attorney of each Borrower and each Collateral Owner under which the Additional Security Documents to which the relevant Borrower  and Collateral Owner is a party and any document are to be executed by that Borrower and Collateral Owner pursuant to this Second Supplemental Agreement;

2.1.5      a certificate of good standing in respect of each Security Party and the Collateral Owners;

2.1.6      the Additional Security Documents, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients;

2.1.7      certificate(s) of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) at each Collateral Vessel’s existing port of registry confirming that each Collateral Vessel is on the Effective Date owned by the relevant Collateral Owner and free of registered Encumbrances save for a first priority mortgage in favour of the Security Agent, as trustee for and on behalf of the Finance Parties, and the relevant Second Mortgage;

2.1.8      evidence that each Collateral Vessel is insured in the manner required by the Additional Security Documents and that letters of undertaking will be issued in the manner required by the Additional Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent;

2.1.9      confirmation satisfactory to the Agent that all legal opinions required by the Agent will be given substantially in the form required by the Agent;

2.1.10    evidence that any process agent pursuant to the relevant Additional Security Documents have accepted their appointment as agent for service of process in relation to any proceedings before the English courts in connection with the Additional Security Documents and any other documents required by it; and

2.1.11     a copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any of the Additional Security Documents or for the validity and enforceability of any of the Additional Security Documents.

2.2         The Borrowers undertake to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, the Effective Date:

2.2.1      letters of undertaking in respect of the Insurances as required by the Additional Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties;

2.2.2 the legal opinions specified in Clause 2.1.9, duly executed; and

2.2.3the process agent acceptance letter referred to in Clause 2.1.10, duly executed.

2.3         An agreement by the Finance Parties of the delivery of the documents and evidence required by Clauses 2.1 and 2.2 at later date shall not be taken as a waiver of the Agent’s right to require production of all the documents and evidence required by Clauses 2.1 and 2.2.

2.4         All documents and evidence delivered to the Agent pursuant to Clauses 2.1 and 2.2 shall:

2.4.1      be in form and substance acceptable to the Agent;

2.4.2      be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.4.3      if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3            Representations

Each of the representations contained in clause 11 of the Loan Agreement shall be deemed repeated by the Borrowers at the date of this Second Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Second Supplemental Agreement.

4            Amendments to Loan Agreement and Security Documents

With effect from the Effective Date:

4.1         The definitions contained in Clause 1.1 (other than the definition of “Effective Date”, “Finance Paties”, “Second Supplemental Agreement” and “Security Parties”) of this Second Supplemental Agreement shall be added to clause 1.1 of the Loan Agreement in alphabetical order;

4.2         the following definitions shall be added in clause 1.1 of the Loan Agreement in alphabetical order:

4.2.1      “Collateral Owners’ Indebtedness” means the indebtedness of the Collateral Owners to the Lenders under the Collateral Owners Loan Agreement;

4.2.2      “Collateral Owners Loan Agreement” means a loan facility agreement dated 30 August 2013 made between the banks listed in schedule 1 to such loan agreement (as lenders), the Agent (as agent and arranger), the Security Agent (as security agent) and the Collateral Owners (as joint and several borrowers), as amended, supplemented, novated or replaced from time to time;

4.2.3      “Second Supplemental Agreement” means the second supplemental agreement to this agreement dated        June 2016 entered into between

the Borrowers, the New Guarantor, the Lenders, the Agent and the Security Agent; and

4.2.4      “Security Cover Ratio” means the ratio of the aggregate of (i) the Fair Market Value of the Vessels (as determined in accordance with Clause 10.14 (Fair Market Value determination)), (ii) the Fair Market Value of the Collateral Vessels (as determined in accordance with Clause 10.14 (Fair Market Value determination)) less the Collateral Owners’ Indebtedness or any other indebtedness secured by first priority security over the Collateral Vessels and (iii) the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under Clause 10.13 (Additional security) to the amount of the Loan outstanding;

4.3         where the context so admits, all references to the term “Mortgage” (however defined) in the Loan Agreement and the Security Documents, shall be read and construed as including the plural of such term or as referring to each “Mortgage”, as if they were references to each Mortgage in respect of each Vessel and to each Second Mortgage in respect of each Collateral Vessel;

4.4         the definition of “Security Documents” set forth in clause 1.1 of the Loan Agreement and clause 10.1 of the Loan Agreement shall be construed to include the Additional Security Documents;

4.5         the definition of “Security Parties” set forth in clause 1.1 of the Loan Agreement shall be construed to include the Collateral Owners;

4.6         reference to the term “Vessel” and “Vessels” in clause 10.14 (Fair Market Value determination) of the Loan Agreement shall be read and construed as including the Collateral Vessels;

4.7         the following sub-clause 1.2.11 shall be added in clause 1.2 of the Loan Agreement:

“a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.”;

4.8         the following sub-clause 1.4 (Contractual recognition of bail-in) shall be added in clause 1 (Definitions and interpretation) of the Loan Agreement:

“1.4        Contractual recognition of bail-in

1.4.1       In this Clause 1.4:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)         in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)          in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(a)          in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)         in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation.”

1.4.2      Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the

Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)any Bail-In Action in relation to any such liability, including (without limitation):

(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)a cancellation of any such liability; and

(b)a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.”;

4.9 clause 10.13 of the Loan Agreement shall be deleted and replaced as follows:

“10.13  Additional security  If at any time during the Facility Period the Security Cover Ratio is less than one hundred and twenty five cent (125%), the Borrowers shall and will procure that the New Guarantor shall, within thirty (30) days of the Agent’s request, at the Borrowers’ option:

10.13.1  pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

10.13.2  give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion, it being agreed that security over Fleet Vessels shall, in the Security Agent’s discretion acting reasonably, be acceptable additional security; or

10.13.3  prepay the Loan in the amount of the shortfall and any such prepayment under this Clause 10.13.3 shall be applied in prepayment of the remaining Repayment Instalments (including the Balloon Amount) on a pro rata basis.

Clauses 5.3 (Reborrowing), 6.2 (Voluntary prepayment of Loan) and 6.4 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.13 and the value of any additional security provided shall be determined as stated above”; and

In addition to the foregoing, the Borrowers shall at all times maintain cash security in the amount of $500,000 in the aggregate in their Earnings Accounts as additional security for the Loan.  Such cash security provided pursuant to the preceding sentence shall be in addition to, and shall not be deemed to have been made pursuant to Clauses 10.13.1 or 10.13.2, nor shall such cash collateral be deemed  to be included in any calculation of the first paragraph of this Clause 10.13”.

4.10       clause 11.1.23 of the Loan Agreement shall be deleted and be replaced as follows:

“11.1.23   Ranking and effectiveness There are no Encumbrances (other than Permitted Encumbrances) affecting any of the assets of the Borrowers and the security constituted by the Security Documents is in each case valid, effective security ranking first in priority other than the Additional Security Documents which may be ranking second in priority to Encumbrances created in connection with the Collateral Owners Loan Agreement.”;

4.11       clause 13.1.19 of the Loan Agreement shall be deleted and be replaced as follows:

“13.1.19 Notice of termination   The New Guarantor or a Collateral Owner give notice to the Security Agent to determine their obligations under the New Guarantee or the relevant Collateral Guarantee respectively.”;

4.11       clause 18.2.3 (Addresses) of the Loan Agreement shall be deleted and be replaced as follows:

“18.2.3   in the case of the Agent and the Security Agent:-

DVB Bank SE
Park House
6th Floor
London EC2M 7EB
England

Fax No: +44 207 256 4352

Email:  TLS.London@dvbbank.com

and with a simultaneous copy to:

DVB Transport (US) LLC

Attn: Jurek Bochner / Christiane Lombardi

609 Fifth Avenue; Fifth Floor; New York, NY 10017

New York, NY 10017 (USA)

Fax: +1 212-588 0424

Email: Jurek.Bochner@dvbbank.com / Christiane.Lombardi@dvbbank.com“; and

4.12       all references in the Loan Agreement and Security Documents to the name of Vessel A as “BALTIC TIGER” shall be construed to refer to the Vessel’s A new name “GENCO TIGER”.

All other terms and conditions of the Loan Agreement and the Security Documents shall remain unaltered and in full force and effect.

5            Confirmations and Undertakings

5.1         Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Second

Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and supplemented by this Second Supplemental Agreement.

5.2         The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Second Supplemental Agreement.

6            Notices, Law and Jurisdiction

The provisions of clauses 18 and 23 of the Loan Agreement shall apply to this Second Supplemental Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Second Supplemental Agreement, (b) references to the Finance Documents include this Second Supplemental Agreement and (c) references to a Borrower are references to each Security Party.

Schedule 1

The Lenders

Names

DVB BANK SE	$44,000,000

Platz der Republik 6

D-60325 Frankfurt am Main

Federal Republic of Germany

Email: TM.Amsterdam@dvbbank.com marked for the attention of Transaction and Loan Services for the purposes of Clause 18 (Notices) of the Loan Agreement with a copy to

DVB Transport (US) LLC

Attn: Jurek Bochner / Christiane Lombardi

609 Fifth Avenue; Fifth Floor; New York, NY 10017

New York, NY 10017 (USA)

Fax: +1 212-588 0424

Email: Jurek.Bochner@dvbbank.com / Christiane.Lombardi@dvbbank.com

Schedule 2

Effective Date Confirmation

To:	BALTIC TIGER LIMITED & BALTIC LION LIMITED, each of
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
Marshall Islands
MH 96960

We, DVB BANK SE, refer to the second supplemental agreement dated [            ] 2016 (the “Supplemental Agreement”) relating to a secured loan agreement dated 3 December 2013 as amended and supplemented by a first supplemental agreement dated 7 April 2015 and a supplemental letter dated 22 December 2015 (together, the “Loan Agreement”) made between (amongst others) you as the as the Borrowers, the banks listed in it as the Lenders, ourselves as the Agent and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $44,000,000.

We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied.  In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated:[        ] 2016

Signed:
for and on behalf of
DVB Bank SE

In witness of which the parties to this Second Supplemental Agreement have executed this Second Supplemental Agreement as a deed the day and year first before written.

Signed and delivered as	)
a Deed by	)
Baltic Tiger Limited	)
acting by Apostolos Zafolias	)	/s/ Apostolos Zafolias
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature:/s/ Peter Allen
Name: Peter Allen
Address: 299 Park Avenue, 12th Floor
New York, NY 10171

Signed and delivered as	)
a Deed by	)
Baltic Lion Limited	)
acting by Apostolos Zafolias	)	/s/ Apostolos Zafolias
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Peter Allen
Name: Peter Allen
Address: 299 Park Avenue, 12th Floor
New York, NY 10171

Signed and delivered as	)
a Deed by	)
Genco Shipping & Trading Limited
acting by Apostolos Zafolias	)
its duly authorised attorney-in-fact	)	/s/ Apostolos Zafolias
in the presence of:	)

Witness signature:/s/ Peter Allen
Name: Peter Allen
Address: 299 Park Avenue, 12th Floor
New York, NY 10171

Signed and delivered as	)
a Deed by Vikki Madias	)
DVB Bank SE (as a Lender))
acting by	)	/s/ Vikki Madias
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature:/s/ Neil Stocco
Name: Neil Stocco
Address: One Battery Park Plaza
NY, NY 10004

Signed and delivered as	)
a Deed by Vikki Madias	)
DVB Bank SE (as Agent))
acting by	)	/s/ Vikki Madias
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Neil Stocco
Name: Neil Stocco
Address: One Battery Park Plaza
NY, NY 10004

Signed and delivered as	)
a Deed by Vikki Madias	)
DVB Bank SE (as Security Agent))
acting by	)	/s/ Vikki Madias
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Neil Stocco
Name: Neil Stocco
Address: One Battery Park Plaza
NY, NY 10004